Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-259187 on Form S-8 of our report dated April 27, 2022, relating to the financial statements of ATRenew Inc. appearing in this Annual Report on Form 20-F for the year ended December 31, 2021.

/s/Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, the People’s Republic of China

April 27, 2022